Exhibit 99

Exchange National Bancshares Announces Name Change
Jefferson City, MO
June 18, 2007

Exchange National Bancshares Inc. (NASDAQ: EXJF) announced today that shareholders approved "HAWTHORN BANCSHARES, INC” as its new name.
In connection with the name change, the company begins trading on the NASDAQ Global Market under the ticker symbol – HWBK effective today.

In its announcement last December, the Board of Directors released key components of its strategic planning process which included consolidating all of its subsidiary banks under a single charter and re-branding the consolidated bank under a single name and logo that would separate and distinguish it from any other bank in Missouri or the central states region. After considering a number of alternatives, HAWTHORN BANK was selected as the name. As part of the re-branding process, the Board of Directors asked shareholders to approve a change in the Company’s corporate name to align it with that of the newly branded subsidiary bank. A full description of the name change was provided in the Company’s April 30, 2007 Proxy Statement.

Hawthorn Bancshares, Inc. Chairman & CEO James Smith, stated, “It is with tremendous excitement that we take on the Hawthorn Bancshares, Inc. identity. Due to our growth, we felt the time was right to unify our brand and consolidate all banks under one name. We are re-branding to make it easier for people to do business with us and to eliminate any confusion that comes from operating under four separate bank identities. I want to emphasize that Exchange National Bancshares, Inc. was not acquired by another company and that Hawthorn Bancshares, Inc. is operated by the same people in the same locations that customers have come to know and rely on.”

In describing the process of selecting a new name, Mr. Smith added, “I didn’t realize how difficult it was to find a unique bank name. They’re all in use! It was a challenging task to arrive at a name that is both unique in banking in our area and meaningful. Our new name is the same as the Missouri state flower and it works for us on many levels. It is easy to say, easy to remember and reflects our rich Missouri heritage. As we expand into growth markets, it is also unlikely that we will encounter another Hawthorn Bank.”

The Company’s operations will not be affected by the name change. The Company’s shareholders will not be required to exchange their Exchange National Bancshares, Inc. stock certificates for Hawthorn Bancshares, Inc. stock certificates. The Exchange National Bancshares stock certificates will continue to represent shares of stock of the re-branded Company.

“There will be no change in management and we will continue to provide the same products and excellent service on which we have built our reputation in the banking industry.” Mr. Smith added.

Hawthorn Bancshares, Inc., a multi-bank holding company headquartered in Lee’s Summit, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Hawthorn Bank of Clinton with locations in Springfield, Lee’s Summit, Branson, Windsor, Collins, Osceola and Warsaw; and Bank 10 with locations in Belton, Drexel, Harrisonville, Independence and Raymore. Consolidation of all charters under the Hawthorn Bank name should be completed by early October.

Statements made in this press release that suggest Exchange National Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.

Contact: Kathleen Bruegenhemke

Senior Vice President, Investor Relations

TEL: 573.761.6100 FAX: 573.761.6272

www.exchangebancshares.com